UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2004

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-30885	75-2599762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-0009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On July 20, 2004, and July 22, 2004, we issued two press releases, copies of which are attached hereto as Exhibits 99.1 and 99.2.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release announcing declaration of a dividend to the Series I and II Class B shareholders issued on July 20, 2004

99.2	Press release announcing proceeds from Becton Dickinson litigation settlement issued on July 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: July 22, 2004	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ DOUGLAS W. COWAN
DOUGLAS W. COWAN
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER